UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 18, 2025

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)Compensatory Arrangements of Certain Officers

On February 18, 2025, Southern Bank (the “Bank”), the wholly owned banking subsidiary of Southern Missouri Bancorp, Inc. (the “Company”) entered into a change in control severance agreement with its Chief Financial Officer, Stefan Chkautovich. On the same date, the Bank also entered into an amended and restated change in control severance agreement with Mark Hecker, its Chief Credit Officer and a named executive officer of the Company, which supersedes and replaces Mr. Hecker’s previous severance agreement with the Bank, dated April 20, 2021 (individually a “Severance Agreement” and collectively the “Severance Agreements”).

The Severance Agreements have a term that initially expires on December 31, 2025. On each December 31st thereafter, the terms of the Severance Agreements are extended for a period of one additional year unless either the Bank or the executive has given notice to the other party in writing at least 60 days prior to such annual renewal date that the term of the Severance Agreement will not be extended. If a change in control occurs during the term of the Severance Agreements, however, then the remaining term of the agreements will be automatically extended until the one-year anniversary of the completion of the change in control.

Under the Severance Agreements, if either Mr. Chkautovich’s or Mr. Hecker’s employment is terminated in connection with or within one year following a change in control (1) by the Bank other than for cause, disability, retirement or as a result of the executive’s death or (2) by the executive for Good Reason as defined in the Severance Agreements, Mr. Chkautovich will be entitled to receive, in a lump sum within five business days following the date of termination, a cash severance amount equal to one times his cash compensation and Mr. Hecker will be entitled to receive, in a lump sum within five business days following the date of termination, a cash severance amount equal to two times (formerly one and a half times) his cash compensation. In addition, Mr.Chkautovich and Mr. Hecker will receive for a twelve-month period or twenty-four month period (formerly eighteen-month period), respectively, or until the date of the executive’s full time employment with another employer at no cost to the executive, the continued participation by the executive (including the executive’s dependents who are covered by the Bank at the time of termination) in all group insurance, life insurance, health, dental, vision and accident insurance and disability insurance plans offered by the Bank in which the executive and his covered dependents were participating immediately prior to the date of termination of employment.

In the event that the continued participation of the executive and his covered dependents in any group insurance plan is barred or would trigger the payment of an excise tax under Section 4980D of the Internal Revenue Code then the Bank will either (1) arrange to provide the executive and his covered dependents with alternative benefits substantially similar to those which he currently receives, provided the alternative benefits do not trigger the payment of an excise tax, or (2) pay to the executive within 10 business days following the termination, a lump sum cash amount equal to the projected cost of the benefits to the Bank until the twelve month anniversary date of the date of termination of employment for Mr. Chkautovich and the twenty-four month (formerly eighteen month) anniversary date of the date of termination of employment for Mr. Hecker.

If the payment and benefits the executive has the right to receive from the Bank would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, then the payment and benefits will be reduced by the minimum amount necessary to result in no portion of the payment and benefits payable by the Bank under the Severance Agreements being non-deductible to the Bank pursuant to Section 280G.

The Severance Agreements also provide that during the term of the agreement and for a period of twelve months following the termination of Mr. Chkautovich and for a period of twenty-four months (formerly eighteen months) following the termination of Mr. Hecker, the executive will not (1) solicit or induce or cause others to solicit or induce, any employee of the Bank or any of its affiliates or subsidiaries to leave the employment of the Bank or (2) solicit any customer of the Bank to transact business with any competitor of the Bank.

The foregoing description of the Severance Agreements is qualified in its entirety by reference to the full text of the Severance Agreements, copies of which is attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 8.01Other Events

On February 18, 2025, the Bank entered into an amended and restated change in control severance agreement with Lance Greunke, its Chief Risk Officer. The change in control severance agreement supersedes and replaces Mr. Greunke’s previous severance agreement with the Bank, dated February 21, 2023. A copy of Mr. Greunke’s severance agreement is provided as Exhibit 10.3.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

The following exhibits are filed herewith:

Exhibit No.Exhibit

10.1	Change in Control Severance Agreement, dated February 18, 2025, by and between Southern Bank and Stefan Chkautovich.

10.2	Amended and Restated Change in Control Severance Agreement, dated February 18, 2025, by and between Southern Bank and Mark Hecker.

10.3	Amended and Restated Change in Control Severance Agreement dated February 18, 2025, by and between Southern Bank and Lance Greunke.

104Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: February 21, 2025	By:	/s/ Matthew T. Funke
Matthew T. Funke
President and Chief Administrative Officer